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                                                                      EXHIBIT 11

                   WITCO CORPORATION AND SUBSIDIARY COMPANIES
                       COMPUTATION OF PER SHARE EARNINGS
                                  (Unaudited)

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                                             Three Months Ended            Nine Months Ended
                                                 September 30,               September 30,
                                             --------------------         -----------------
                                               1996          1995         1996       1995
                                               ----          ----         ----       ----
                                                  (In Thousands Except Per Share Data)

PRIMARY

Income from Continuing Operations            $  11,928    $  19,444    $  56,028    $ 118,735
Dividend requirements of preferred stock            (4)          (5)         (13)         (14)
                                             ---------    ---------    ---------    ---------
  Total                                         11,924       19,439       56,015      118,721
Income (Loss) from Discontinued Operations        --          4,466      (67,913)       6,304
                                             ---------    ---------    ---------    ---------
Net Income (Loss)                            $  11,924    $  23,905    $ (11,898)   $ 125,025
                                             ---------    ---------    ---------    ---------
                                             ---------    ---------    ---------    ---------

Weighted average shares outstanding             56,661       56,401       56,576       56,271
Assumed conversions:
  Stock options                                    206          460          343          271
                                             ---------    ---------    ---------    ---------
  Total                                         56,867       56,861       56,919       56,542
                                             ---------    ---------    ---------    ---------
                                             ---------    ---------    ---------    ---------
Per share amounts:
  Income from Continuing Operations          $     .21    $     .34    $     .98    $    2.10
  Income (Loss) from Discontinued Operations      --            .08        (1.19)         .11
                                             ---------    ---------    ---------    ---------
  Net Income (Loss)                          $     .21    $     .42    $    (.21)   $    2.21
                                             ---------    ---------    ---------    ---------
                                             ---------    ---------    ---------    ---------
FULLY DILUTED

Income from Continuing Operations            $  11,928    $  19,444    $  56,028    $ 118,735
Income (Loss) from Discontinued Operations        --          4,466      (67,913)       6,304
                                             ---------    ---------    ---------    ---------
Net Income (Loss)                            $  11,928    $  23,910    $ (11,885)   $ 125,039
                                             ---------    ---------    ---------    ---------
                                             ---------    ---------    ---------    ---------
Weighted average shares outstanding             56,661       56,401       56,576       56,271
Assumed conversions:
  Stock options                                    354          554          370          611
  Preferred stock                                  112          116          114          118
                                             ---------    ---------    ---------    ---------
  Total                                         57,127       57,071       57,060       57,000
                                             ---------    ---------    ---------    ---------
                                             ---------    ---------    ---------    ---------
Per share amounts:
  Income from Continuing Operations          $     .21    $     .34    $     .98    $    2.08
  Income (Loss) from Discontinued Operations      --            .08        (1.19)         .11
                                             ---------    ---------    ---------    ---------
  Net Income (Loss)                          $     .21    $     .42    $    (.21)   $    2.19
                                             ---------    ---------    ---------    ---------
                                             ---------    ---------    ---------    ---------

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